EXHIBIT 99.1

NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE November 6, 2012	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Third-Quarter 2012 Financial Results;
Narrows 2012 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter and nine months ended September 30, 2012 earnings from continuing operations as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$112	$80	$242	$237
Earnings Per Share	$0.49	$0.35	$1.06	$1.05

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$108	$83	$233	$244
Adjusted Earnings Per Share	$0.47	$0.36	$1.02	$1.08

The increase in adjusted net income from continuing operations (Non-GAAP) in the third quarter of 2012, as compared to the 2011 quarter, was largely due to higher electric transmission and distribution revenue (primarily due to higher rates driven by increased investment), lower expenses (primarily due to the establishment of a regulatory asset in 2012 for recovery of storm restoration costs incurred in 2011), and  the early termination of one of the seven cross-border lease investments (after-tax gain of $9 million).  Partially offsetting these positive factors were lower Pepco Energy Services earnings due to the wind-down of the retail energy supply business and lower energy services project activity.

“Our third quarter financial results reflect continued progress on executing our strategic plan, including our investments in Power Delivery infrastructure to improve system reliability and customer service.  The gain on the early termination of certain cross-border energy leases also contributed to higher earnings,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “Over the next five years, we expect to spend approximately $5.9 billion on investments aimed at improving system reliability, enhancing customer service, and installing advanced technologies.  Investments such as these are important components of our strategy to provide value to our customers and investors.”

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Rigby continued by noting that it is critically important to the Company that the regulators ensure timely cost recovery and the opportunity to earn reasonable rates of return on Pepco Holdings’ extensive investments.  “As we complete our current round of distribution rate cases this year, we recognize that an additional cycle of rate cases across the jurisdictions we serve is necessary to help keep the rate of cost recovery in line with our rate of investment.  Reducing regulatory lag will continue to be a significant focus going forward.”

The decrease in adjusted net income from continuing operations (Non-GAAP) for the nine months ended September 30, 2012, as compared to the same period in the prior year, was driven by lower Pepco Energy Services earnings due to the wind-down of the retail energy supply business and lower energy services project activity, partially offset by higher electric transmission and distribution revenue (primarily due to higher rates driven by increased investment).

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with accounting principles generally accepted in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations – Millions of dollars	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reported (GAAP) Net Income from Continuing Operations	$112	$80	$242	$237
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities (($8) million, $5 million, ($20) million, and $12 million pre-tax, respectively)	(5)	3	(12)	7
● Impairment charges related to Pepco Energy Services long-lived assets ($2 million and $5 million pre-tax, respectively)	1	-	3	-
Adjusted Net Income from Continuing Operations (Non-GAAP)	$108	$83	$233	$244

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Earnings per Share from Continuing Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Reported (GAAP) Earnings per Share from Continuing Operations	$0.49	$0.35	$1.06	$1.05
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities	(0.02)	0.01	(0.05)	0.03
● Impairment charges related to Pepco Energy Services long-lived assets	-	-	0.01	-
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.47	$0.36	$1.02	$1.08

The income tax effect with respect to the foregoing adjustments was calculated using a composite income tax rate of approximately 40 percent.

Earnings Guidance

Pepco Holdings today narrowed its earnings guidance range for 2012 to $1.15 to $1.25 per share from $1.15 to $1.30 per share.  The guidance range:

●	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	assumes normal weather conditions for the remainder of the year,

●	excludes the net mark-to-market effects of economic hedging activities associated with the retail energy supply business of Pepco Energy Services, and

●	excludes the cost of system restoration following Hurricane Sandy.

Recent Events

Operations

●
On October 29, 2012, Pepco Holdings’ service territories were severely impacted by Hurricane Sandy.  The total incremental cost of system restoration is currently estimated to be approximately $45 million to $65 million, with a portion of the costs being charged to capital expenditures and the balance being expensed or deferred as regulatory assets.  This estimate is based on assumptions related to the costs of services provided by third parties, and actual costs may vary from this estimate.  Recovery of the incremental system restoration costs will be pursued during the next cycle of distribution rate cases.

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●
On June 29, 2012, Pepco Holdings’ service territories were severely impacted by a violent and destructive wind storm.  Given the timing of the storm, the impact to second quarter results was negligible, as most of the costs incurred for the restoration effort were recorded in the third quarter. The estimated incremental storm restoration costs are $81 million.  Of these costs, $41 million were recorded as capital expenditures, $35 million were deferred as regulatory assets, and $5 million were recorded as operation and maintenance expense.  Recovery of the incremental system restoration costs will be pursued during the next cycle of distribution base rate cases.

●
On August 24, 2012, PJM Interconnection, LLC notified Pepco Holdings that it has terminated the Mid-Atlantic Power Pathway (MAPP) project and removed it from its regional transmission expansion plan.  The MAPP project was a proposed high voltage 152-mile interstate transmission project designed to improve reliability and provide interconnection to diverse generation sources.  As of September 30, 2012, the total capital expenditures for the MAPP project were approximately $101 million.  Recovery of expenditures deemed to be abandoned will be sought through a filing to be submitted to the Federal Energy Regulatory Commission (FERC) in accordance with terms of the FERC order approving an incentive rate for the MAPP project, including the recovery of prudently incurred abandonment costs.

●
In October 2012, Power Delivery established a forecast of capital expenditures for 2013 through 2017.  Total Power Delivery capital expenditures forecasted for the five-year period are $5.9 billion, with $4.6 billion planned for distribution capital expenditures and $1.3 billion planned for transmission capital expenditures.

●
Power Delivery electric sales were 14,371 gigawatt hours (GWh) in the third quarter of 2012, compared to 14,329 GWh for the same period in the prior year.  In the electric service territory, cooling degree days decreased by 1 percent for the three months ended September 30, 2012, compared to the same period in 2011.  Weather-adjusted electric sales were 13,802 GWh in the third quarter of 2012, compared to 13,836 GWh for the same period in the prior year.

●
As of September 30, 2012, Delmarva Power’s installation and activation of smart meters in its Delaware electric service territory was complete and Pepco had installed approximately 98 percent of its smart meters in its District of Columbia service territory (89 percent activated) and 60 percent of its smart meters in its Maryland service territory (18 percent activated).  On May 8, 2012, the Maryland Public Service Commission (MPSC) authorized Delmarva Power to proceed with the implementation of the smart meters in Maryland; installation is expected to begin by year-end 2012.   The respective Public Service Commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure (AMI) costs between rate cases, as well as the accrual of a return on the deferred costs.

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Regulatory Matters

●
On October 23, 2012, the New Jersey Board of Public Utilities (NJBPU) approved a settlement agreement signed by the parties to Atlantic City Electric’s electric distribution base rate case.  The settlement provides for an annual increase in electric distribution base rates by the net amount of approximately $28 million, based on a return on equity of 9.75 percent.  The net increase consists of a rate increase of approximately $44 million, less a deduction from base rates of approximately $16 million through an excess depreciation rider expected to expire in the third quarter of 2013 that is designed to refund customers certain excess depreciation reserve funds as previously directed by the NJBPU.  Upon the expiration of the excess depreciation rider, there will be an increase in cash flow, but not operating income since the increase in revenue will be offset by increased depreciation expense.  The new rates became effective November 1, 2012.

●
On October 3, 2012, the Maryland governor forwarded to the MPSC a report issued by his Grid Resiliency Task Force urging the MPSC to quickly implement certain Task Force recommendations that would, among other things, strengthen existing reliability and storm restoration regulations, accelerate reliability improvement investments in the electric distribution system, and allow a surcharge recovery for the accelerated investments.  Pepco and Delmarva Power are currently evaluating the report and its recommendations to determine what effect they may have on proposals to be made in future electric distribution base rate cases in Maryland. The form and substance of any such proposals will also depend, in part, on how the MPSC responds to the report and the governor’s request.

●
On September 26, 2012, the District of Columbia Public Service Commission (DCPSC) approved a $24 million annual increase in Pepco’s electric distribution base rates based on a 9.5 percent return on equity.  The new rates were effective October 18, 2012.  A portion of the rate increase provides for recovery of AMI costs that were previously deferred as a regulatory asset, resulting in an annual increase in amortization expense of $3.3 million for 15 years.

●
On August 17, 2012, Delmarva Power entered into a proposed settlement agreement with parties to its electric distribution base rate case in Delaware, including the Delaware Public Service Commission (DPSC) Staff and the Public Advocate.  The settlement provides for a $22 million annual increase in Delmarva Power’s electric distribution base rates and a stated return on equity of 9.75 percent.  As permitted by Delaware law, Delmarva Power implemented interim rate increases of $2.5 million on January 31, 2012 and $22.3 million on July 3, 2012.  The excess amount collected will be returned to customers.  The proposed settlement agreement also provides for the phased-in recovery of $40 million of AMI costs that were previously deferred as a regulatory asset.  On October 23, 2012, the Hearing Examiner issued a report recommending approval of the settlement agreement.  The settlement agreement is subject to final review and approval by the DPSC.  A decision is expected by year-end 2012.

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Cross-Border Energy Leases

●
On September 25, 2012, at the request of the lessees, Pepco Holdings completed the early termination of one of the seven cross-border lease investments.  Pepco Holdings received net proceeds of $202 million and recorded an after-tax gain of $9 million.  The current annual tax benefits from the remaining cross-border energy lease investments are approximately $43 million and the annual net earnings are approximately $25 million.  As of September 30, 2012, the equity investment in the cross-border energy leases was $1.2 billion.

Further details regarding changes in consolidated earnings between 2012 and 2011 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended September 30, 2012, as filed with the Securities and Exchange Commission, and which is also available at http://www.pepcoholdings.com/investors.  Pepco Holdings, Inc. routinely makes available this and other important information on this website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information.  Information on this website is not a part of this news release.

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Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss third quarter results on Tuesday, November 6 at 10 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-901-5241 before 9:55 a.m.  The pass code for the call is 58971508.  International callers may access the call by dialing 1-617-786-2963, using the same pass code, 58971508.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 72397069.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 72397069.  An audio archive will be available at PHI’s website, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  The forward-looking statements should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s annual report, as amended, filed in 2012, and quarterly reports filed in 2012, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Three Months Ended September 30,

		Pepco
	Power	Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2011 Earnings per share from Continuing Operations (GAAP) (1)	$0.29	$0.04	$0.02	$–	$0.35

2011 Adjustment (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to-market Losses	–	0.01		–	0.01

2011 Adjusted earnings per share from Continuing Operations (Non-GAAP)	0.29	0.05	0.02	–	0.36

Change from 2011 Adjusted earnings per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	–	–	–	–	–
- Rate Increases	0.04	–	–	–	0.04
- Other Distribution Revenue	0.02	–	–	–	0.02
● Network Transmission Revenue	0.02	–	–	–	0.02
● ACE Basic Generation Service (primarily unbilled revenue)	(0.01)	–	–	–	(0.01)
● Standard Offer Service Margin	(0.01)	–	–	–	(0.01)
● Operation & Maintenance	0.04	–	–	–	0.04
Pepco Energy Services
● Retail Energy Supply	–	(0.03)	–	–	(0.03)
● Energy Services	–	(0.02)	–	–	(0.02)
Other Non-Regulated
● Gain on Lease Termination	–	–	0.04	–	0.04
● Other, net	–	–	0.03	–	0.03
Corporate and Other	–	–	–	(0.01)	(0.01)
Net Interest Expense	(0.01)	–	–	–	(0.01)
Income Tax Adjustments	0.02	–	(0.02)	0.01	0.01

2012 Adjusted earnings per share from Continuing Operations (Non-GAAP)	0.40	–	0.07	–	0.47

2012 Adjustment (2)

● Pepco Energy Services Retail Energy Supply – Net Mark-to - market Gains	–	0.02	–	–	0.02

2012 Earnings per share from Continuing Operations (GAAP) (4)	$0.40	$0.02	$0.07	$–	$0.49

(1)	The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

(2)	Management believes the non-GAAP adjustments are not representative of the Company’s ongoing business operations.

(3)	The effect of weather compared to the 20-year average weather is estimated to have no impact on earnings per share.

(4)	The 2012 weighted average number of diluted shares outstanding was 231 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Nine Months Ended September 30,

		Pepco
	Power	Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI

2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.82	$0.12	$0.13	$(0.02)	$1.05

2011 Adjustment (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Losses	–	0.03	–	–	0.03

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.82	0.15	0.13	(0.02)	1.08

Change from 2011 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	(0.03)	–	–	–	(0.03)
- Rate Increases	0.06	–	–	–	0.06
- Other Distribution Revenue	0.02	–	–	–	0.02
● Network Transmission Revenue	0.05	–	–	–	0.05
● ACE Basic Generation Service (primarily unbilled revenue)	(0.01)	–	–	–	(0.01)
● Standard Offer Service Margin	(0.02)	–	–	–	(0.02)
● Operation & Maintenance	(0.03)	–	–	–	(0.03)
● Depreciation	(0.03)	–	–	–	(0.03)
● Other, net	0.02	–	–	–	0.02
Pepco Energy Services
● Retail Energy Supply	–	(0.06)	–	–	(0.06)
● Energy Services	–	(0.04)	–	–	(0.04)
Other Non-Regulated
● Gain on Lease Terminations	–	–	0.03	–	0.03
● Other, net	–	–	0.03	–	0.03
Corporate and Other	–	–	–	–	–
Net Interest Expense	(0.03)	0.01	–	–	(0.02)
Income Tax Adjustments	0.03	–	(0.05)	–	(0.02)
Dilution	(0.01)	–	–	–	(0.01)
2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.84	0.06	0.14	(0.02)	1.02

2012 Adjustments (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Gains	–	0.05	–	–	0.05
● Pepco Energy Services – Asset Impairment Charge	–	(0.01)	–	–	(0.01)

2012 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.84	$0.10	$0.14	$(0.02)	$1.06

(1)	The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

(2)	Management believes the non-GAAP adjustments are not representative of the Company’s ongoing business operations.

(3)	The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.03 per share.

(4)	The 2012 weighted average number of diluted shares outstanding was 229 million.

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SEGMENT INFORMATION

	Three Months Ended September 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,335	$131		$13		$(3)	$1,476
Operating Expenses (b)	1,136	125	(c)	(38	)(d)	(11)	1,212
Operating Income	199	6		51		8	264
Interest Income	-	1		1		(2)	-
Interest Expense	56	-		3		9	68
Other Income (Expenses)	8	1		(1)		1	9
Preferred Stock Dividends	-	-		1		(1)	-
Income Tax Expense	59	3		31	(e)	-	93
Net Income (Loss) from Continuing Operations	92	5		16	(d)	(1)	112
Total Assets	12,039	442		1,483		1,658	15,622
Construction Expenditures	$289	$1		$-		$9	$299

(a)       Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(3) million for Operating Revenue, $(4) million for Operating Expenses, $(7) million for Interest Income, $(5) million for Interest Expense and $(1) million for Preferred Stock Dividends.
(b)       Includes depreciation and amortization expense of $122 million, consisting of $114 million for Power Delivery, $2 million for Pepco Energy Services and $6 million for Corporate and Other.
(c)       Includes impairment losses of $2 million pre-tax ($1 million after-tax) at Pepco Energy Services associated with the combustion turbines at Buzzard Point.
(d)       Includes $39 million pre-tax ($9 million after-tax) gain from the early termination of finance leases held in trust.
(e)       Includes a $16 million reversal of previously recognized tax benefits associated with the early termination of finance leases held in trust.

	Three Months Ended September 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,329	$317	$7	$(5)	$1,648
Operating Expenses (b)	1,167	305	2	(21)	1,453
Operating Income	162	12	5	16	195
Interest Income	1	1	-	(2)	-
Interest Expense	53	1	3	7	64
Other Income (Expenses)	7	1	(3)	(1)	4
Preferred Stock Dividends	-	-	1	(1)	-
Income Tax Expense (Benefit)	51	5	(7)	6	55
Net Income from Continuing Operations	66	8	5	1	80
Total Assets (excluding Assets Held For Sale)	11,015	611	1,467	1,475	14,568
Construction Expenditures	$239	$4	$-	$9	$252

(a)       Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(6) million for Operating Expenses, $(7) million for Interest Income, $(6) million for Interest Expense and $(1) million for Preferred Stock Dividends.
  (b)     Includes depreciation and amortization expense of $115 million, consisting of $107 million for Power Delivery, $4 million for Pepco Energy Services and $4 million for Corporate and Other.

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SEGMENT INFORMATION – continued

	Nine Months Ended September 30, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,374	$544		$40		$(11)	$3,947
Operating Expenses (b)	2,950	507	(c)	(35	)(d)	(30)	3,392
Operating Income	424	37		75		19	555
Interest Income	-	1		3		(4)	-
Interest Expense	162	1		10		25	198
Other Income	24	1		-		2	27
Preferred Stock Dividends	-	-		2		(2)	-
Income Tax Expense	93	15		33	(e)	1	142
Net Income (Loss) from Continuing Operations	193	23		33	(d)	(7)	242
Total Assets	12,039	442		1,483		1,658	15,622
Construction Expenditures	$854	$11		$-		$23	$888

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(11) million for Operating Revenue, $(11) million for Operating Expenses, $(18) million for Interest Income, $(15) million for Interest Expense and $(2) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $343 million, consisting of $313 million for Power Delivery, $12 million for Pepco Energy Services, $1 million for Other Non-Regulated and $17 million for Corporate and Other.

(c)
Includes impairment losses of $5 million pre-tax ($3 million after-tax) at Pepco Energy Services associated primarily with an investment in a landfill gas-fired electric generation facility, and the combustion turbines at Buzzard Point.

(d)	Includes $39 million pre-tax ($9 million after-tax) gain from the early termination of finance leases held in trust.
(e)	Includes a $16 million reversal of previously recognized tax benefits associated with the early termination of finance leases held in trust.

	Nine Months Ended September 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,671	$1,005	$35		$(13)	$4,698
Operating Expenses (b)	3,255	964	(34	)(c)	(33)	4,152
Operating Income	416	41	69		20	546
Interest Income	1	1	2		(4)	-
Interest Expense	155	3	10		21	189
Other Income (Expenses)	23	3	(4)		1	23
Preferred Stock Dividends	-	-	2		(2)	-
Income Tax Expense (d)	100	16	25		2	143
Net Income (Loss) from Continuing Operations	185	26	30	(c)	(4)	237
Total Assets (excluding Assets Held For Sale)	11,015	611	1,467		1,475	14,568
Construction Expenditures	$603	$11	$-		$25	$639

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(13) million for Operating Revenue, $(12) million for Operating Expenses, $(17) million for Interest Income, $(15) million for Interest Expense and $(2) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $325 million, consisting of $301 million for Power Delivery, $13 million for Pepco Energy Services, $1 million for Other Non-Regulated and $10 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of finance leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a $22 million reversal of previously recognized tax benefits for Other Non-Regulated associated with the early termination of finance leases held in trust.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,335	$1,329	$3,374	$3,671
Pepco Energy Services	131	317	544	1,005
Other	10	2	29	22
Total Operating Revenue	1,476	1,648	3,947	4,698

Operating Expenses
Fuel and purchased energy	709	948	1,948	2,759
Other services cost of sales	38	42	132	128
Other operation and maintenance	230	239	679	682
Depreciation and amortization	122	115	343	325
Other taxes	121	126	330	346
Gain on early termination of finance leases held in trust	(39)	-	(39)	(39)
Deferred electric service costs	29	(17)	(6)	(49)
Impairment losses	2	-	5	-
Total Operating Expenses	1,212	1,453	3,392	4,152
Operating Income	264	195	555	546

Other Income (Expenses)
Interest expense	(68)	(64)	(198)	(189)
Loss from equity investments	-	(3)	-	(4)
Other income	9	7	27	27
Total Other Expenses	(59)	(60)	(171)	(166)

Income from Continuing Operations Before Income Tax Expense	205	135	384	380
Income Tax Expense Related to Continuing Operations	93	55	142	143
Net Income from Continuing Operations	112	80	242	237

Income from Discontinued Operations, net of Income Taxes	-	-	-	1
Net Income	$112	$80	$242	$238

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	229	226	228	226
Weighted average shares outstanding – Diluted (millions)	231	226	229	226

Earnings per share of common stock from Continuing Operations – Basic and Diluted	$0.49	$0.35	$1.06	$1.05

Earnings per share of common stock from Discontinued Operations – Basic and Diluted	-	-	-	-
Earnings per share – Basic and Diluted	$0.49	$0.35	$1.06	$1.05

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$114	$109
Restricted cash equivalents	14	11
Accounts receivable, less allowance for uncollectible accounts of $42 million and $49 million, respectively	940	929
Inventories	168	132
Derivative assets	2	5
Prepayments of income taxes	53	74
Deferred income tax assets, net	43	59
Prepaid expenses and other	153	120
Total Current Assets	1,487	1,439

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,421	2,196
Investment in finance leases held in trust	1,226	1,349
Income taxes receivable	218	84
Restricted cash equivalents	15	15
Assets and accrued interest related to uncertain tax positions	76	37
Derivative assets	8	-
Other	164	163
Total Investments and Other Assets	5,535	5,251

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,349	12,855
Accumulated depreciation	(4,749)	(4,635)
Net Property, Plant and Equipment	8,600	8,220

TOTAL ASSETS	$15,622	$14,910

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$848	$732
Current portion of long-term debt and project funding	118	112
Accounts payable and accrued liabilities	548	549
Capital lease obligations due within one year	12	8
Taxes accrued	97	110
Interest accrued	84	47
Liabilities and accrued interest related to uncertain tax positions	9	3
Derivative liabilities	13	26
Other	274	274
Total Current Liabilities	2,003	1,861
DEFERRED CREDITS
Regulatory liabilities	528	526
Deferred income taxes, net	3,213	2,863
Investment tax credits	22	22
Pension benefit obligation	299	424
Other postretirement benefit obligations	450	469
Liabilities and accrued interest related to uncertain tax positions	6	32
Derivative liabilities	10	6
Other	189	191
Total Deferred Credits	4,717	4,533
LONG-TERM LIABILITIES
Long-term debt	4,100	3,794
Transition bonds issued by ACE Funding	267	295
Long-term project funding	12	13
Capital lease obligations	70	78
Total Long-Term Liabilities	4,449	4,180
COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 229,438,681 and 227,500,190 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,369	3,325
Accumulated other comprehensive loss	(47)	(63)
Retained earnings	1,129	1,072
Total Equity	4,453	4,336
TOTAL LIABILITIES AND EQUITY	$15,622	$14,910

(more)

POWER DELIVERY SALES AND REVENUES
	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Sales (Gigawatt Hours)	2012	2011	2012	2011
Regulated T&D Electric Sales
Residential	5,708	5,584	13,474	14,214
Commercial and industrial	8,605	8,687	23,493	23,905
Transmission and other	58	58	183	181
Total Regulated T&D Electric Sales	14,371	14,329	37,150	38,300

Default Electricity Supply Sales
Residential	4,696	4,869	11,256	12,568
Commercial and industrial	1,547	1,700	4,342	4,753
Other	12	17	41	54
Total Default Electricity Supply Sales	6,255	6,586	15,639	17,375

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$239	$217	$555	$539
Commercial and industrial	268	251	699	676
Transmission and other	92	81	269	241
Total Regulated T&D Electric Revenue	$599	$549	$1,523	$1,456

Default Electricity Supply Revenue
Residential	$499	$518	$1,171	$1,363
Commercial and industrial	160	175	425	508
Other	36	42	85	125
Total Default Electricity Supply Revenue	$695	$735	$1,681	$1,996

Other Electric Revenue	$15	$17	$46	$50

Total Electric Operating Revenue	$1,309	$1,301	$3,250	$3,502

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	410	397	4,052	5,338
Commercial and industrial	389	374	2,310	3,207
Transportation and other	1,290	1,371	4,877	5,210
Total Regulated Gas Sales	2,089	2,142	11,239	13,755

Regulated Gas Revenue (Millions of dollars)
Residential	$10	$9	$63	$82
Commercial and industrial	6	6	32	45
Transportation and other	2	2	7	7
Total Regulated Gas Revenue	$18	$17	$102	$134
Other Gas Revenue	$8	$11	$22	$35

Total Gas Operating Revenue	$26	$28	$124	$169

Total Power Delivery Operating Revenue	$1,335	$1,329	$3,374	$3,671

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POWER DELIVERY – CUSTOMERS
	September 30, 2012	September 30, 2011

Regulated T&D Electric Customers (in thousands)
Residential	1,644	1,634
Commercial and industrial	198	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,844	1,834

Regulated Gas Customers (in thousands)
Residential	115	114
Commercial and industrial	9	9
Transportation and other	-	-
Total Regulated Gas Customers	124	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Heating Degree Days	21	22	2,094	2,701
20 Year Average	28	30	2,794	2,769
Percentage Difference from Average	-25%	-27%	-25%	-3%
Percentage Difference from Prior Year	-5%		-22%

Cooling Degree Days	1,135	1,148	1,610	1,670
20 Year Average	962	957	1,337	1,331
Percentage Difference from Average	18%	20%	20%	25%
Percentage Difference from Prior Year	-1%		-4%

(more)

PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012		2011	2012		2011

Retail Electric Sales (GWh)	476	(3)	1,845	1,973	(3)	5,719

Retail Energy Supply (1)
Operating Revenue (2)	$78		$258	$365		$823
Cost of Goods Sold (2)	65		239	304		762
Gross Margin	13	(4)	19	61	(5)	61

Operation and Maintenance Expense	3	(6)	8	16	(6)	27
Depreciation	-		2	7		8
Operating Expense	3		10	23		35

Operating Income	10		9	38		26

Energy Services
Operating Revenue (2)	$55		$62	$186		$193
Cost of Goods Sold (2)	42		44	139		136
Gross Margin	13	(7)	18	47	(7)	57

Operation and Maintenance Expense	13	(8)	10	37	(9)	31
Depreciation	2		2	5		5
Operating Expense	15		12	42		36

Operating (Loss) Income	(2)		6	5		21

Unallocated Overhead Cost	2		3	6		6

Operating Income	$6		$12	$37		$41
Notes:
(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Services businesses are not eliminated.

(3)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind-down of the Retail Energy Supply business.

(4)
Gross margin decreased due to the retirement of the generating facilities in the second quarter of 2012, the continuing expiration of existing retail supply contracts, and the sale of excess natural gas at lower prices, partially offset by higher mark-to-market (MTM) gains (MTM gains of $8 million in 2012 and MTM losses of $5 million in 2011).

(5)
Gross margin was unchanged due to the retirement of the generating facilities in the second quarter of 2012 and the continuing expiration of existing retail supply contracts, offset by higher MTM gains (MTM gains of $20 million in 2012 and MTM losses of $12 million in 2011).

(6)
Operation and maintenance expense decreased due to the retirement of the generating facilities in the second quarter of 2012, partially offset by a $2 million impairment charge related to long-lived assets in the third quarter of 2012.

(7)	Gross margin decreased due to lower energy efficiency project activity and construction delays.

(8)	Operation and maintenance expense increased primarily due to employee severance costs in third quarter of 2012.

(9)
Operation and maintenance expense increased primarily due to employee severance costs in third quarter of 2012 and a $3 million impairment charge related to long-lived assets in the second quarter of 2012.

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